Exhibit 99.1

Citation: 2014 BCSECCOM 449

Revocation Order

Madison Explorations Inc.

Section 171 of the Securities Act, R.S.B.C. 1996, c. 418

1	On January 20, 2009 the Executive Director ordered under section 164(1) of the Act that all trading in the securities of Madison Explorations Inc. cease until it files the required records and the Executive Director revokes the cease trade order.

2	Madison Explorations applied for revocation of the cease trade order with the Executive Director in compliance with National Policy 12-202 Revocation of a Compliance-Related Cease Trade Order.

3	The Executive Director considers that to revoke the cease trade order would not be prejudicial to the public interest.

4	Under section 171 of the Act, the Executive Director orders that the cease trade order is revoked.

5	October 28, 2014

/s/ Michael L. Moretto
Michael L. Moretto, CA, CPA (Illinois)
Manager
Corporate Finance

Tel: 604 899-6500   Fax: 604 899-6506   Toll Free: 1 800-373-6393   www.bcsc.bc.ca

P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, BC, Canada V7Y 1L2

TO:

Rene H. Daignault

R.H. Daignault Law Corp.

307-1477 West Pender Street

Vancouver BC V6G 2S3

Email: rene@rhdlawcorp.com